EXHIBIT 99.(e)(1)(A)

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

200 Berkeley Street

Boston, MA 02116

Foreside Fund Services, LLC

Three Canal Plaza, Suite 100

Portland, ME 04101

RE: Second Amendment to Amended and Restated ETF Distribution Agreement

Ladies and Gentlemen:

Pursuant to Section 1 of the Amended and Restated ETF Distribution Agreement dated as of December 11, 2020 (the “ETF Distribution Agreement”), by and between John Hancock Exchange-Traded Fund Trust, a Massachusetts business trust (the “Trust”), and Foreside Fund Services, LLC, a Delaware limited liability company, please be advised that the Trust has established one (1) new series of its shares, namely: John Hancock Mortgage-Backed Securities ETF (the “Fund”).

Please be further advised that the Trust desires to retain Foreside Fund Services, LLC to serve as distributor under the ETF Distribution Agreement for the Fund. A revised Exhibit A showing the complete list of funds for which Foreside serves as distributor has been attached hereto.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Please indicate your acceptance of this responsibility by signing this letter as indicated below.

FORESIDE FUND SERVICES, LLC		JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

By:	/s/ Mark Fairbanks	By:	/s/ Jay Aronowitz
Name:	Mark Fairbanks	Name:	Jay Aronowitz
Title:	Vice President	Title:	Vice President, Investments

Dated: as of August 4, 2021

EXHIBIT A

Fund List

As of August 12, 2021

John Hancock Corporate Bond ETF

John Hancock Mortgage-Backed Securities ETF

John Hancock Multifactor Consumer Discretionary ETF

John Hancock Multifactor Consumer Staples ETF

John Hancock Multifactor Developed International ETF

John Hancock Multifactor Emerging Markets ETF

John Hancock Multifactor Energy ETF

John Hancock Multifactor Financials ETF

John Hancock Multifactor Healthcare ETF

John Hancock Multifactor Industrials ETF

John Hancock Multifactor Large Cap ETF

John Hancock Multifactor Materials ETF

John Hancock Multifactor Media and Communications ETF

John Hancock Multifactor Mid Cap ETF

John Hancock Multifactor Small Cap ETF

John Hancock Multifactor Technology ETF

John Hancock Multifactor Utilities ETF

BOLD indicates new fund.